UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

SEARCHCORE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323
Tyler, TX 75708
(Address of principal executive offices)  (zip code)

(800) 727-1024
(Registrant’s telephone number, including area code)

___________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

On November 20, 2014, we entered into four Promissory Note and Stock Purchase Agreements, by and between us and our wholly owned subsidiary, Alpine Creek, Inc., a Texas corporation, on the one hand, and third-party investors, on the other hand.  Pursuant to the Agreements, each of the investors tendered Fifty Thousand Dollars ($50,000) in exchange for (i) a senior 15% promissory note in the principal amount of Fifty Thousand Dollars ($50,000) issued by Alpine Creek and (ii) fifty thousand (50,000) shares of our common stock.  SearchCore guaranteed payment of the Notes.  The issuance of the notes and shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.  The purchasers were accredited and sophisticated investors, familiar with our operations, and there was no solicitation.

The funds will be loaned as short-term financing in order to expedite and/or assist customers of our wholly-owned subsidiary, Wisdom Homes of America, Inc., in purchasing a manufactured home from Wisdom.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Promissory Note and Stock Purchase Agreement

10.2	Form of Promissory Note

10.3	Form of Guaranty

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: November 20, 2014		/s/ James Pakulis
	By:	James Pakulis
	Its:	President and Chief Executive Officer